Exhibit 10.1

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED
WAREHOUSING CREDIT AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this “Seventh Amendment”) is made effective as of the 28th day of October, 2020, by and among WALKER & DUNLOP, LLC, a Delaware limited liability company (“Borrower”), WALKER & DUNLOP, INC., a Maryland corporation (“Parent”), and PNC BANK, NATIONAL ASSOCIATION (“Lender”).

R E C I T A L S

WHEREAS, Lender, Borrower and Parent are parties to that certain Second Amended and Restated Warehousing Credit and Security Agreement, dated as of September 11, 2017, by and among Borrower, Parent, and Lender, as amended by that First Amendment to Second Amended and Restated Warehousing Credit and Security Agreement, dated as of September 15, 2017, that Second Amendment to Second Amended and Restated Warehousing Credit and Security Agreement, dated as of September 10, 2018, that Third Amendment to Second Amended and Restated Warehousing Credit and Security Agreement, dated May 20, 2019, that Fourth Amendment to Second Amended and Restated Warehousing Credit and Security Agreement, dated September 6, 2019, that Fifth Amendment to Second Amended and Restated Warehousing Credit and Security Agreement, dated April 23, 2020, and that Sixth Amendment to Second Amended and Restated Warehousing Credit and Security Agreement, dated August 21, 2020 (as amended, the “Credit Facility Agreement”), whereby upon the satisfaction of certain terms and conditions set forth therein, the Lender agreed to make Warehousing Advances from time to time, up to the Warehousing Credit Limit (each such term as defined in the Credit Facility Agreement).

WHEREAS, Borrower has requested, and Lender has agreed, pursuant to the terms hereof, to modify certain terms of the Credit Facility Agreement as set forth in this Seventh Amendment.

NOW, THEREFORE, for and in consideration of the premises, the mutual entry of this Seventh Amendment by the parties hereto and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.         Recitals. The Recitals are hereby incorporated into this Seventh Amendment as a substantive part hereof.

Section 2.         Definitions. Terms used herein and not otherwise defined shall have the meanings set forth in the Credit Facility Agreement.

Section 3.         Amendments to Credit Facility Agreement. The Credit Facility Agreement is hereby amended as follows:

(a)            Section 3.13 of the Credit Facility Agreement is hereby amended and restated as follows:

“3.13       Increases to Standard Warehousing Credit Limit

Borrower shall have the right, upon no less than five days prior written notice to Lender, during the term of this Agreement, to request one or more incremental increases to the Standard Warehousing Credit Limit, in amounts of One Hundred Million Dollars ($100,000,000.00) each (each is herein a “Minimum Incremental Amount”), up to the Maximum Warehousing Credit Limit. Borrower’s notice shall indicate (i) the amount of the incremental increase of the Standard Warehousing Credit Limit and (ii) the effective date for the increase of the Standard Warehousing Credit Limit. Any incremental increase shall be made at the sole discretion of Lender. Provided such incremental increase is approved by Lender, said incremental increase of the Standard Warehousing Credit Limit shall remain in effect for a period of forty-five (45) days following such effective date.

Commencing on August 21, 2020 and continuing until January 25, 2021, Borrower shall have the additional one time right, upon no less than five days prior written notice to Lender, to request an increase of the Maximum Warehousing Credit Limit up to the Limited Bulge Credit Limit. Borrower’s notice shall indicate (i) the amount of the increase of the Maximum Warehousing Credit Limit (the “Bulge Increase Amount”), and (ii) the effective date for the increase of the Maximum Warehousing Credit Limit. The increase of the Maximum Warehousing Credit Limit by the Bulge Increase Amount shall remain in effect until January 31, 2021. ”

(b)           Section 7.16 of the Credit Facility Agreement is hereby amended and restated as follows:

“7.16       Sale of Mortgage Loan to Investor.

Provide status reports of its efforts to sell each Mortgage Loan to the applicable Investor on the earlier of: (a) within five (5) days after Borrower becomes aware of any fact or circumstance that causes Borrower to believe that the Investor may not purchase the Mortgage Loan within sixty (60) days after the date of the related Warehousing Advance, in which case such status report shall include Borrower’s plan for repaying Lender the amount of the Mortgage Loan, and (b) fifty-five (55) days after the date of the applicable Warehousing Advance provided Lender has requested the status of such efforts to sell such Mortgage Loan. In addition, if the Investor has not purchased, and Borrower has not repaid, the Mortgage Loan within sixty (60) days after the date of the related Warehousing Advance, Borrower shall, upon Lender’s request, immediately cause the Lender to be named as an additional insured under the property insurance policy covering the property which is collateral for the Mortgage Loan. Notwithstanding the foregoing, if in advance of a calendar year end, a Federal Agency has instructed Borrower to delay or defer delivery of a Pledged Loan or Pledged Security to a date that is more than sixty (60) days after such Warehousing Advance, Borrower must notify Lender of its intent to comply with such delayed or deferred delivery, and provided Lender has requested a status of Borrower’s efforts to sell the Mortgage Loan to the applicable Agency, provide Lender with such status report on the earlier of: (a) within five (5) days after the Borrower becomes aware of any fact or circumstance that causes the Borrower to believe that such Agency may not purchase the Mortgage Loan by February 28th of the following calendar year, in which case such status report shall include Borrower’s plan for repaying the Lender the amount of the Mortgage Loan, or (b) February 20th of the following calendar year. Additionally, if Freddie Mac or Fannie Mae, as applicable has not purchased, and Borrower has not repaid, the Mortgage Loan by February 25th of the following calendar year, Borrower shall immediately cause Lender to be named as an additional insured under the property insurance policy covering the property which is collateral for the Mortgage Loan.”

Section 4.         Ratification, No Novation, Effect of Modifications. Except as may be amended or modified hereby, the terms of the Credit Facility Agreement are hereby ratified, affirmed and confirmed and shall otherwise remain in full force and effect. Nothing in this Seventh Amendment shall be construed to extinguish, release, or discharge or constitute, create or effect a novation of, or an agreement to extinguish, release or discharge, any of the obligations, indebtedness and liabilities of Borrower or any other party under the provisions of the Credit Facility Agreement or any of the other Loan Documents, unless specifically herein provided.

Section 5.         Amendments. This Seventh Amendment may be amended or supplemented by and only by an instrument executed and delivered by each party hereto.

Section 6.         Waiver. The Lenders shall not be deemed to have waived the exercise of any right which they hold under the Credit Facility Agreement unless such waiver is made expressly and in writing (and no delay or omission by any Lender in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right. Without limiting the operation and effect of the foregoing provisions hereof, no act done or omitted by any Lender pursuant to the powers and rights granted to it hereunder shall be deemed a waiver by any Lender of any of its rights and remedies under any of the provisions of the Credit Facility Agreement, and this Seventh Amendment is made and accepted without prejudice to any of such rights and remedies.

Section 7.         Governing Law. This Seventh Amendment shall be given effect and construed by application of the law of the Commonwealth of Pennsylvania.

Section 8.         Headings. The headings of the sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

Section 9.         Severability. No determination by any court, governmental body or otherwise that any provision of this Seventh Amendment or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (i) any other such provision or (ii) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

Section 10.       Binding Effect. This Seventh Amendment shall be binding upon and inure to the benefit of Borrower, Parent, Lender, and their respective permitted successors and assigns.

Section 11.       Counterparts. This Seventh Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Seventh Amendment under their respective seals as of the day and year first written above.

WALKER & DUNLOP, LLC, as Borrower

By:	/s/ Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President &
Chief Financial Officer

WALKER & DUNLOP, INC., as Parent

By:	/s/ Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President &
Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Steven Pachla
Name:	Steven Pachla
Title:	Vice President

Signature Page - Seventh Amendment to Amended and Restated Warehousing Credit and Security Agreement